As filed with the Securities and Exchange
Commission on January 30, 2009
Registration No. 333-153683

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________________
FORM S-1
Amendment No 2
to
REGISTRATION STATEMENT
UNDER
SECURITIES ACT OF 1933
______________________________

ART DIMENSIONS, INC.
(Name of small business issuer in its Charter)

Colorado (State or other jurisdiction of incorporation or organization)	5020 (Primary Standard Industrial Classification Code Number)	80-0182193 (IRS Employer Identification Number)

3636 S. Jason Street
Englewood, Colorado 80110
(303) 781-7280
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Rebecca Gregarek
3636 S. Jason Street
Englewood, Colorado 80110
(303) 781-7280
 (Name, address and telephone number of agent for service)

With a Copy to:
David J. Wagner, Esq.
David Wagner & Associates, P.C.
Penthouse Suite
8400 East Prentice Avenue
Greenwood Village, Colorado 80111
Office(303) 793-0304
Fax (303) 409-7650
____________________________

Approximate Date of Commencement of Proposed Sale to the Public:  from time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

__________________________

Calculation of Registration Fee
Title of Each Class of Securities to be Registered	Amount To be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, no par value	1,082,060	$0.01	$10,820	$30.00

TOTAL:	1,082,060	$0.01	$10,820	$30.00
_______________

(1)
Consists of Common Stock of ART DIMENSIONS, INC. (“Art Dimensions”) to be distributed pro-rata to Art Design, Inc. (ATDN) holders of record as of March XX, 2009 (the "Spin-off Record Date") to effect a spin-off of our shares. The ATDN shareholders will not be charged or assessed for the Art Dimensions Common Stock, and Art Dimensions will receive no consideration for the distribution of the foregoing shares in the spin-off.  There currently exists no market for Art Dimensions’ Common Stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus

ART DIMENSIONS, INC.

Spin-Off of ART DIMENSIONS, INC. by the Distribution of

1,082,060 Shares of Common Stock

We are furnishing this Prospectus to the shareholders of Art Design, Inc. (ATDN), a Colorado corporation.

ATDN owns the shares. Shareholders of ATDN will receive one (1) of our shares for every ten (10) shares of ATDN which they owned on March XX, 2009 , the record date of the distribution. Fractional shares will be rounded to the next whole share. These distributions will be made within ten (10) days of the date of this Prospectus. ART DIMENSIONS, INC. is bearing all costs incurred in connection with this distribution.

Before this offering, there has been no public market for our common stock and our common stock is not listed on any stock exchange or on the over-the-counter market. This distribution of our common shares is the first public distribution of our shares.  It is our intention to seek a market maker to publish quotations for our shares on the OTC Electronic Bulletin Board; however, we have no agreement or understanding with any potential market maker.  Accordingly, we can provide no assurance to you that a public market for our shares will develop and if so, what the market price of our shares may be.

Investing in our common stock involves a high degree of risk.
You should read the "Risk Factors" beginning on Page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed on the adequacy or accuracy of the disclosures in the prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is February      , 2009.

Questions And Answers About The Spin-Off

Q:	How Many Art Dimensions Shares Will I Receive?

A:	Art Dimensions will distribute to you one (1) share of our common stock for every ten (10) shares of ATDN you owned on the record date. Fractional shares will be rounded to the next whole share.

Q:	What Are Shares Of Art Dimensions Worth?

A:	The value of our shares will be determined by their trading price after the spin-off. We do not know what the trading price will be and we can provide no assurances as to value.

Q:	What Will Art Dimensions Do After The Spin-Off?

A:
We plan to provide an art consulting and marketing service business and represent individuals whom are in the business of creating, producing or selling art.   Secondarily, and as an adjunct to our primary purpose, we also earn revenue from the sale of art and interior design products. We anticipate that the sale of products will primarily be to our artist clients but may also incidentally be to the general public. We are currently in the development stage.

Q:	Will Art Dimensions Shares Be Listed On A National Stock Exchange Or The Nasdaq Stock Market?

A:
Our shares will not be listed on any national stock exchange or the Nasdaq Stock Market.  It is our hope that the shares will be quoted by one or more market makers on the OTC Electronic Bulletin Board, although we have no agreements or understandings with any market maker to do so.

Q:	What Are The Tax Consequences To Me Of The Spin-Off?

A:
We do not believe that the distribution will qualify as a tax-free spin-off under U.S. tax laws. Consequently, the total value of the distribution, as well as your initial tax basis in our shares, will be determined by the fair market value of our common shares at the time of the spin-off. A portion of this distribution will be taxable to you as a dividend and the remainder will be a tax-free reduction in your basis in your ATDN shares.

Q:	What Do I Have To Do To Receive My Art Dimensions Shares?

A:
No action by you is required. You do not need to pay any money or surrender your ATDN common shares to receive our common shares. We will mail your Art Dimensions shares to your record address as of the record date.

About this Prospectus

You should rely only on the information contained in this prospectus.  We have not, and ATDN has not, authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it. ATDN and we believe that the information contained in this prospectus is accurate as of the date on the cover.  Changes may occur after that date; ATDN and we may not update this information except as required by applicable law.

Forward-looking Statements

This prospectus contains statements that plan for or anticipate the future.  Forward-looking statements include statements about our future business plans and strategies, and most other statements that are not historical in nature. In this prospectus, forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate," and the like. Although we believe that any forward-looking statements we make in this prospectus are reasonable, because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements, besides the specific factors identified in the Risk Factors section of this prospectus, include:

*	changes in general economic and business conditions affecting the art consulting, marketing and agent business and the art industry in general, especially Art Dimensions operations;

*	changes in our business strategies;

*	the level of demand for our products and services; and

*	the availability of working capital.

In light of the significant uncertainties inherent in the forward-looking statements made in this prospectus, particularly in view of our early stage of operations, the inclusion of this information should not be regarded as a representation by our company or any other person that our objectives and plans will be achieved.

Summary
About Our Company

Please note that throughout this prospectus the words “the Company,” "we," "our," or "us" refers to ART DIMENSIONS, Inc (“Art Dimensions”).

Art Dimensions is a wholly-owned subsidiary of Art Design, Inc.(“ATDN”).  On December ZZ, 2008, the directors of ATDN approved, subject to the effectiveness of a registration with the Securities and Exchange Commission, a spin-off to ATDN shareholders of record as of   March XX, 2009 (the “Record Date”), on a pro rata basis, with one share each of ART DIMENSIONS, Inc. to be issued for each ten shares issued and outstanding of common stock owned by such ATDN shareholders as of the Record Date.  Since ATDN’s business is related to the current activities of Art Dimensions, the ATDN directors decided it was in the best interest of ATDN and Art Dimensions and ATDN's shareholders to spin-off Art Dimensions to minimize any potential of conflict of interest by more clearly focusing each company on their own, individual business plans. Also, the management of Art Design, Inc. originally thought that the two companies would operate in a more closely-related manner. However, management of Art Design, Inc. now believes that the companies have two unique and distinct business plans and should not be directly tied together in order to maximize the potential success of both. . ATDN’s business is primarily the sale of products with service and consulting as ancillary components. On the other hand, Art Dimensions business is to primarily service and consulting with the sale of products as an ancillary component. To the extent there may be an overlap of activities, a potential conflict of interest may exist. However, each company will utilize its best efforts to minimize any impact. Both companies plan to operate as separate, distinct entities and neither company foresees any substantial potential for conflicts after the spin-off.

The shares of Art Dimensions are owned by ATDN, who will distribute the Art Dimensions shares once the Form S-1 is effective with the Securities and Exchange Commission.  The shares will be distributed by Corporate Stock Transfer, which acts as our transfer agent.

The business of Art Dimensions is primarily to provide art consulting and marketing services and advise or represent individuals whom are in the business of creating, producing or selling art.   Secondarily, and as an adjunct to our primary purpose, we also earn revenue from the sale of art and interior design products. We anticipate that the sale of products will primarily be to our artist clients but may also incidentally be to the general public. Most successful artists do not understand the nuances of business of art.  We expect to fill the void by helping artists place themselves in the best position to successfully reap the maximum rewards possible from their artistic talents by relying on Art Dimensions to advise them on marketing, business development and business negotiation.  We have begun operations as of our date of incorporation, January 29, 2008. See “Business” below.

On June 1, 2008, an organization named Spyglass Investment Partnership (“Spyglass ”) agreed to provide operating capital in the form of a loan of $250,000 to cover operating expenses. This loan is evidenced by an unsecured promissory note which is due May 31, 2009, with a possible extension ending May 31, 2010.

We issued have a total of 300,000 warrants to Spyglass , exercisable at a price of $0.001 per share subject to adjustment, for a period of five years from the date of issuance. These warrants were issued as an additional inducement for Spyglass to loan us $250,000. The warrants are subject to registration rights.

Our principal executive offices are located at 3636 S. Jason Street, Englewood, Colorado 80110. Our telephone number is (303) 781-7820. We have no website.

Risk Factors

You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding to invest in shares of our common stock.

The occurrence of any of the following risks could materially and adversely affect our business, financial condition and operating result. In this case, the trading price of our common stock could decline and you might lose all or part of your investment.

We were recently formed as a Colorado business entity, have a limited operating history, and have never been profitable.  Our limited operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance. We are inherently a risky investment. If we make poor budgetary decisions as a result of unreliable historical data, we could continue to incur losses, which may result in a decline in our stock price. We cannot guarantee we will ever develop a substantial number of clients.  Even if we develop a substantial number of clients, there is no assurance that we will become a profitable company.  As a result, we may never become profitable, and could go out of business.

We were formed as a Colorado business entity in January 2008.  At the present time, we have a limited operating history and have never been profitable. There can be no guarantee that we will ever be profitable.  From our inception on January 29, 2008 through September 30, 2008, we generated $87,861 in revenue.  We had a net loss of $ 5,779 for this period.  Our revenues depend upon the number of clients we can develop and service.   Our limited operating history makes it difficult to evaluate our business on the basis of historical operations.  As a consequence, our past results may not be indicative of future results.  Although this is true for any business, it is particularly true for us because of our limited operating history.  Reliance on historical results may hinder our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses.  For example, if we overestimate our future sales for a particular period or periods based on our historical growth rate, we may increase our overhead and other operating expenses to a greater degree than we would have if we correctly anticipated the lower sales level for that period and reduced our controllable expenses accordingly.  If we make poor budgetary decisions as a result of unreliable historical data, we could continue to incur losses, which may result in a decline in our stock price. We cannot guarantee we will ever develop a substantial number of clients.  Even if we develop a substantial number of clients, there is no assurance that we will become a profitable company.   Because we are a company with a limited history, the operations in which we engage in, the art consulting, marketing and agent business, is an extremely risky business. We have no historical frame of reference to determine whether this proposed business model will be successful.  We may never become profitable, and, as a result, we could go out of business.

Because we had incurred operating losses from our inception during our limited operating history, our accountants have expressed doubts about our ability to continue as a going concern.

For the period ended September 30, 2008, our accountants have expressed doubt about our ability to continue as a going concern as a result of our loss from operations and the requirement of significant future expenditures in connection with marketing efforts and general and administrative expenses.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•	our ability to locate clients who will purchase our services; and

•	our ability to generate revenues.

Based upon current plans, we may incur operating losses in future periods because we may, from time to time, be incurring expenses but not generating sufficient revenues.  We expect approximately $50,000 in operating costs over the next twelve months.  We cannot guarantee that we will be successful in generating sufficient revenues or other funds in the future to cover these operating costs.  Failure to generate sufficient revenues will cause us to go out of business.

We have a business plan which is expensive and may not generate increases in our revenues.

We intend to grow our business and have a business plan.  In connection with this plan, we anticipate that we will incur expenses associated with our growth and expansion.  Our funds may not be adequate to offset all of the expenses we incur in expanding our business.  We will need to generate revenues to offset expenses associated with our growth, and we may be unsuccessful in achieving revenues, despite our attempts to grow our business.  If our growth strategies do not result in significant revenues, we may have to abandon our plans for further growth or may even cease our operations.

Because we are small and do not have much capital, we must limit our operations to the Denver, Colorado metropolitan area. A company in our industry with limited operations has a smaller opportunity to be successful.  If we do not make a profit, we may have to suspend or cease operations.

Because we are small and do not have much capital, we must limit our operations.  We must limit our operations to the Denver, Colorado metropolitan area as the only geographical area in which we operate.  Because we may have to limit our operations, we may not generate sufficient sales to make a profit.  If we do not make a profit, we may have to suspend or cease operations.

Because our current officers and directors are involved with other businesses in the same industry, the manner in which we operate may create the possibility of a conflict of interest.

Both Mrs. Gregarek and Mrs. Sheehan are also involved with other businesses in the same industry. Both are officers and directors of Art Design, Inc. Additionally, Mr. and Mrs. Sheehan own the Accessory Warehouse, Inc. Mrs. Gregarek is an independent contractor for interior design work. These other arrangements could create conflict of interest with respect to our operations. Each of our officers and directors is aware of their responsibilities with respect to corporate opportunities and plans to operate our Company in such a manner as to minimize the effect of any conflict of interest. Each officer and director has agreed to contract with the Company on the same or better terms and conditions than each would with unaffiliated third parties. Each of these officers and directors will use their best judgments to resolve all potential conflicts. We cannot guarantee that any potential conflicts can be avoided.

We are a company with limited operating history which intends to grow its operations to become profitable as soon as possible. As a result, we must effectively manage the growth of our operations, or we may outgrow our current infrastructure.

We have two part-time employees, Mrs. Gregarek, our President and Kathy Sheehan, our Secretary-Treasurer..  If we experience rapid growth of our operations, we could see a backlog of client orders.  We can resolve these capacity issues by hiring additional personnel and upgrading our infrastructure.  However, we cannot guarantee that sufficient additional personnel will be available or that we will find suitable personnel to aid our growth.  In any case, we will continue pursuing additional sales growth for our company. Expanding our infrastructure will be expensive, and will require us to train our workforce, and improve our financial and managerial controls to keep pace with the growth of our operations.

Because we are a company with limited operating history and revenues and only minimally capitalized, we have a lack of liquidity and will need additional financing in the future. Additional financing may not be available when needed, which could delay our development or indefinitely postpone it.  Our investors could lose some or all of their investment.

We are only minimally capitalized.  Because we are only minimally capitalized, we expect to experience a lack of liquidity for the foreseeable future in our operations.  We will adjust our expenses as necessary to prevent cash flow or liquidity problems.  However, we expect we will need additional financing of some type, which we do not now possess, to fully develop our operations.  We expect to rely principally upon our ability to raise additional financing, the success of which cannot be guaranteed. We will look at both equity and debt financing, including loans from our principal shareholder.  However, at the present time, we have no definitive plans for financing in place, other than the funds which we have already obtained.  In the event that we need additional capital, we will need to identify alternate sources of capital for working capital purposes.  To the extent that we experience a substantial lack of liquidity, our development in accordance with our proposed plan may be delayed or indefinitely postponed, our operations could be impaired, we may never become profitable, fail as an organization, and our investors could lose some or all of their investment.

Because we are a company with limited operating history, we have no experience as a public company. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

We have never operated as a public company.  We have no experience in complying with the various rules and regulations which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment in us.

Our ability to grow our business depends on relationships with others. We have only a few   established relationships at this time.  We may never develop sufficient relationships to grow a successful business . Further, if we were to lose those relationships, we could lose our ability to sell services. If we lose enough clients, we could go out of business.

All of our revenue and gross profit are expected to come from consulting, marketing and representing artists in their business dealings.  While our relationships will change from time to time, we must rely upon our clients for our success.  Our performance depends, in large part, on our ability to engage with successful artists to perform consulting and marketing services and advise or represent individuals whom are in the business of creating, producing or selling art.  Artists are skilled in their vocation, but often lack the general business knowledge and expertise to obtain and secure contracts.  Most artists do not understand what they do not know and therefore how to avoid them or what value an organization like ours provides.   This means that there can be no assurance that we will be able to secure clients at fees they can afford or are willing to pay.  If we can identify and establish relationships with a select group of clients that see value in and can afford the services we provide we will be able to establish a reputation and develop and grow our niche market. At the present time, we do not have a significant number of  clients and cannot guarantee we will ever develop sufficient numbers of clients to be profitable. We plan to use the efforts of our management to develop our clients. If we do develop such clients, we risk that a given client will switch to utilizing similar services from another provider or decide to perform the tasks on his or her own. Our ability to generate revenue from the sale consulting, marketing and agent representation services would diminish.  If we lose enough clients, we could go out of business.

We are a relatively small company with limited resources compared to some of our current and potential competitors, which may hinder our ability to compete effectively. The art consulting industry is highly fractured competitive.  If we are not well received or successful, we may never achieve profitability.

The art consulting business is highly fractured with respect to price and services offered.  There are a handful of competitors that represent the very successful artists.  Many of these firms are well-established, including national, regional and local organizations possessing substantially greater financial, marketing, personnel and other resources than we do.  There can be no assurance that we will be able to respond to various competitive factors affecting the art industry and be able to attract and advise our clients accordingly.  There is very little competition for up and coming artists, but the demand for consulting, marketing and agent representation services is hard to gauge.  We believe that this market is underserved, but most artists are not familiar with treating their vocation as a business and may not believe they need our services.  If we are unable to develop an economical model to serve this market we will not be profitable.  We cannot guarantee that we will be able to successfully compete in the highly competitive high-end or poorly served low-end markets.

We believe that the key to our success will be successful marketing of our service and product offering. As a result, we may need to substantially invest in marketing efforts in order to grow our business, which will be expensive.

In order to grow our business, we will need to develop and maintain widespread recognition and acceptance of our company, our business model and our services.   We have only recently begun to present our service and product offering to our potential market as we have identified it in our business plan.   We plan to rely primarily on word of mouth from contacts we develop personally through our efforts to promote and market ourselves. We plan to use the efforts of our management to develop these contacts.  In order to successfully grow our company, we may need to significantly increase our financial commitment to creating awareness and acceptance of our company among potential clients, which would be expensive.  To date, marketing and advertising expenses have been negligible.  If we fail to successfully market and promote our business, we could lose potential clients to our competitors, or our growth efforts may be ineffective.  If we incur significant expenses promoting and marketing ourselves, it could delay or completely forestall our profitability.

We have no agreement with any broker or dealer to act as a market maker for our securities.  The lack of a broker or dealer to create or maintain a market in our stock could adversely impact the price and liquidity of our securities.

We have no agreement with any broker or dealer to act as a market maker for our securities and there is no assurance that we will be successful in obtaining any market makers. Thus, no broker or dealer will have an incentive to make a market for our stock. The lack of a market maker for our securities could adversely influence the market for and price of our securities, as well as your ability to dispose of, or to obtain accurate information about, and/or quotations as to the price of, our securities.

We are an art consulting, marketing and intermediary organization.  Our business is not diversified, which could result in significant fluctuations in our operating results. A downturn in that sector may reduce our stock price, even if our business is successful.

We are an art consulting, marketing and intermediary organization, and, accordingly, dependent upon trends in that business sector.  Downturns in that sector could adversely effect on our business.  A downturn in that sector may reduce our stock price, even if our business is successful.

The share control position of Kathy and Todd Sheehan will limit the ability of other shareholders to influence corporate actions.

After distribution of our shares to the Art Design shareholders, our largest shareholders, Kathy Sheehan and Todd Sheehan will own and control 515,000 shares and thereby control approximately 47.6% of our outstanding shares.  Because Kathy Sheehan and Todd Sheehan will beneficially control almost 50% of the outstanding shares they will have a significant role in controlling the election or removal of our directors, the supervision and management of our business or a change in control of or sale of our company, even if they believed such changes were in the best interest of our shareholders generally.

Our future success depends, in large part, on the continued service of our President and Secretary-Treasurer.

We depend almost entirely on the efforts and continued employment of Mrs. Gregarek, our President and Kathy Sheehan, our Secretary-Treasurer.  Mrs. Gregarek is our primary executive officer, and we will depend on her for nearly all aspects of our operations. Mrs. Sheehan is our primary financial officer, and we will depend on her for nearly all aspects of our financial compliance. We do not have an employment contract with either Mrs. Gregarek or Mrs. Sheehan, and we do not carry key person insurance on either’s life.  The loss of the services of Mrs. Gregarek or Mrs. Sheehan through incapacity or otherwise, would have a material adverse effect on our business.  It would be very difficult to find and retain qualified personnel such as Mrs. Gregarek or Mrs. Sheehan.

Our future success depends, in large part, on the continued financing of Spyglass.  The loss of this financing would have a material adverse effect on our business

Spyglass is currently our only source of financing.  Spyglass is owned, in part by Mrs. Gregarek’s husband. It would be very difficult to find a financing source to replace Spyglass.   The loss of the Spyglass financing would have a material adverse effect on our business.

Applicable SEC rules governing the trading of “Penny Stocks” limit the liquidity of our common stock, which may affect the trading price of our common stock. You may not able to sell your shares when you want to do so, if at all.

Our common stock is currently not quoted in any market. If our common stock becomes quoted, we anticipate that it will trade well below $5.00 per share. As a result, our common stock is considered a “penny stock” and is subject to SEC rules and regulations that impose limitations upon the manner in which our shares can be publicly traded.  These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock and the associated risks.  Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination for the purchaser and receive the written purchaser’s agreement to a transaction prior to purchase.  These regulations have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.

The over-the-counter market for stock such as ours is subject to extreme price and volume fluctuations. You may not able to sell your shares when you want to do so, at the price you want, or at all.

The securities of companies such as ours have historically experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as new product developments and trends in the our industry and in the investment markets generally, as well as economic conditions and quarterly variations in our operational results, may have a negative effect on the market price of our common stock.

In general, buying low-priced penny stocks is very risky and speculative.  The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission.  You may not able to sell your shares when you want to do so, if at all.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in the public markets.

Resale Limitations imposed by most states will limit the ability of our shareholders to sell their securities unless they are Colorado residents.  If no exemptions can be relied upon, then the selling shareholders may have to hold the securities for an indefinite period of time.

The only state in which we plan to register this offering is Colorado. As a result, our selling shareholders may be limited in the sale of their Shares. The laws of most states require either an exemption from prospectus and registration requirements of the securities laws to sell their shares or registration for sale by this prospectus. These restrictions will limit the ability of non-residents of Colorado to sell the securities. Residents of other states must rely on available exemptions to sell their securities, such as Rule 144, and if no exemptions can be relied upon, then the selling shareholders may have to hold the securities for an indefinite period of time. Shareholders of states other than Colorado should consult independent legal counsel to determine the availability and use of exemptions to re-sell their securities.

As our stock will not be listed on NASDAQ or another national exchange, trading in our shares will be subject to rules governing "penny stocks," which will impair trading activity in our shares.

As we do not intend to list our stock on NASDAQ or another national exchange, our stock will therefore be subject to rules adopted by the Commission regulating broker dealer practices in connection with transactions in "penny stocks."  Those disclosure rules applicable to "penny stocks" require a broker-dealer, prior to a transaction in a "penny stock" not otherwise exempt from the rules, to deliver a standardized list disclosure document prepared by the Commission.  That disclosure document advises an investor that investment in "penny stocks" can be very risky and that the investor's salesperson or broker is not an impartial advisor but rather paid to sell the shares.  The disclosure contains further warnings for the investor to exercise caution in connection with an investment in "penny stocks," to independently investigate the security, as well as the salesperson with whom the investor is working and to understand the risky nature of an investment in this security.  The broker dealer must also provide the customer with certain other information and must make a special written determination that the "penny stock" is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  Further, the rules require that, following the proposed transaction, the broker provide the customer with monthly account statements containing market information about the prices of the securities.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock.  Many brokers may be unwilling to engage in transactions in our common stock because of the added disclosure requirements, thereby making it more difficult for stockholders to dispose of their shares.  You will also find it difficult to obtain accurate information about, and/or quotations as to the price of, our common stock.

We have the authority to issue up to 50,000,000 shares of common stock, 1,000,000 shares of preferred stock, and to issue options and warrants to purchase shares of our common stock without stockholder approval.  We are only planning to issue 1,082,060 shares in this registration statement. As a result, issuances of our stock could dilute current shareholders and adversely affect the market price of our common stock, if a public trading market develops.

We have the authority to issue up to 50,000,000 shares of common stock, 1,000,000 shares of preferred stock, and to issue options and warrants to purchase shares of our common stock without stockholder approval.  Although no financing is planned currently, we may need to raise additional capital to fund operating losses.  If we raise funds by issuing equity securities, our existing stockholders who receive shares in the spin-off may experience substantial dilution.  In addition, we could issue large blocks of our common stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

The issuance of preferred stock by our board of directors could adversely affect the rights of the holders of our common stock.  An issuance of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over the common stock and could, upon conversion or otherwise, have all of the rights of our common stock.  Our board of directors' authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.

Colorado law and our Articles of Incorporation protect our directors from certain types of lawsuits, which could make it difficult for us to recover damages from them in the event of a lawsuit.

Colorado law provides that our directors will not be liable to our company or to our stockholders for monetary damages for all but certain types of conduct as directors.  Our Articles of Incorporation require us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law.  The exculpation provisions may have the effect of preventing stockholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances.  The indemnification provisions may require our company to use our assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

Because we are a company with limited operating history, we do not expect to pay dividends on common stock.

We have not paid any cash dividends with respect to our common stock, and it is unlikely that we will pay any dividends on our common stock in the foreseeable future. Earnings, if any, that we may realize will be retained in the business for further development and expansion.

The Spin-Off and Plan of Distribution

Distributing Company	ART DIMENSIONS, INC.

Shares To Be Distributed	1,082,060 shares of our common stock, no par value. The shares to be distributed in the spin-off will represent 100% of our total common shares outstanding.

Distribution Ratio	One (1) of our common shares for every ten (10) common shares of ATDN owned of record on March XX, 2009 . No cash distributions will be paid. Fractional shares will be rounded to the next whole share.

No Payment Required	No holder of ATDN common shares will be required to make any payment, exchange any shares or to take any other action in order to receive our common shares.

Record Date
The record date for Art Dimension’s distribution shares is October XX, 2008. After the record date, the ATDN common shares will be trading "ex dividend," meaning that persons who have bought their common shares after the record date are not entitled to participate in the distribution.

Prospectus Mailing Date
March YY, 2009 or within ten (10) days following the date that the SEC declares effective the registration statement that includes this prospectus, whichever is later. We have mailed this prospectus to you on or about this date.

Distribution Date
1,082,060 of our common shares, which are held by ATDN, will be delivered to the distribution agent on this date, and the spin-off will be completed.
The distribution date will be a date within ten (10) days following the prospectus mailing date designated above. You will be entitled to receive our shares even if you sold your ATDN shares after the record date. A certificate representing your shares of our common stock will be mailed to your address of record as of the record date. The mailing process is expected to take about thirty (30) days.

Distribution Agent	The distribution agent for the spin-off will be Corporate Stock Transfer, Denver, Colorado.

Listing and Trading of Our Shares
There is currently no public market for our shares. We do not expect a market for our common shares to develop until after the distribution date. Our shares will not qualify for trading on any national or regional stock exchange or on the NASDAQ Stock Market.  We will attempt to have one or more broker/dealers agree to serve as market makers and quote our shares on the over-the-counter market on the OTC Electronic Bulletin Board maintained by the NASD. However, we have no present agreement, arrangement or understanding with any broker/dealer to serve as a market maker for our common shares. If a public trading market develops for our common shares, of which there can be no assurance, we cannot ensure that an active trading market will be available to you. Many factors will influence the market price of our shares, including the depth and liquidity of the market which may develop, investor perception of our business, growth prospects and general market conditions.

Compensation and Expenses	No compensation will be paid in connection with this distribution. A total of $12,000 in expenses are expected to be incurred in connection with this distribution.

Background and Reasons for the Spin-Off

Art Dimensions is a corporation which was formed under the laws of the State of Colorado on January 29, 2008. Our Articles of Incorporation authorize our company to issue 50,000,000 shares of common stock with no par value per share and 1,000,000 shares of preferred stock.

Art Dimensions was a wholly-owned subsidiary of Art Design, Inc.(“ATDN”).  On December ZZ, 2008, the directors of ATDN approved, subject to the effectiveness of a registration with the Securities and Exchange Commission, the pro rata spin-off of Art Dimensions to ATDN shareholders of record on   March XX, 2009 on a pro rata basis.  Since ATDN’s business is related to the current activities of Art Dimensions, the ATDN directors decided it was in the best interest of ATDN and Art Dimensions and ATDN's shareholders to spin-off Art Dimensions to minimize any potential of conflict of interest by more clearly focusing each company on their own, individual business plans. Also, the management of Art Design, Inc. originally thought that the two companies would operate in a more closely-related manner. However, management of Art Design, Inc. now believes that the companies have two unique and distinct business plans and should not be directly tied together in order to maximize the potential success of both.  ATDN’s business is primarily the sale of products with service and consulting as ancillary components. On the other hand, Art Dimensions business is primarily service and consulting with the sale of products as an ancillary component. To the extent there may be an overlap of activities, a potential conflict of interest may exist. However, each company will utilize its best efforts to minimize any impact. Both companies plan to operate as separate, distinct entities and neither company foresees any substantial potential for conflicts after the spin-off.

The shares of Art Dimensions are owned by ATDN, who will distribute the Art Dimensions shares once the Form S-1 is effective with the Securities and Exchange Commission.  The shares will be distributed by Corporate Stock Transfer, which acts as our transfer agent.

Mechanics of Completing the Spin-Off

Within ten (10) days following the date that the SEC declares effective the registration statement that includes this prospectus, we will deliver to the distribution agent, Corporate Stock Transfer, Inc., 1,082,060 shares of our common stock to be distributed to the ATDN shareholders as of March XX, 2009 , pro rata.

You will be entitled to receive our shares even if you sold your ATDN shares after the record date. A certificate representing your shares of our common stock will be mailed to your address of record as of the record date. The mailing process is expected to take about thirty (30) days.

No cash distributions will be paid. Fractional shares will be rounded to the next whole share.

No holder of common shares of ATDN is required to make any payment or exchange any shares in order to receive our common shares in the spin-off distribution.

If we are unable to locate a shareholder entitled to receive our shares as part of the dividend spin-off, then such shares will be returned to our parent company, ATDN.

Capitalization

The following table sets forth our capitalization as of September 30, 2008. This section should be read in conjunction with the consolidated financial statements and related notes contained elsewhere in this prospectus.

As of September 30, 2008

Total Current Assets	$1,282
Total Assets	34,070
Total current liabilities	34,442
Total Liabilities	34,442
Shareholders' (Deficit)
Preferred Stock, no par value, 1,000,000 shares authorized; no shares outstanding	-0-
Common Stock, no par value; authorized 50,000,000 shares: 2,000,000 issued and outstanding(1)	2,000
Additional paid-in capital	3,407

Accumulated (deficit) during developmental stage	(5,779)
Total shareholders' equity	(372)
Total liabilities and shareholders' equity	$34,070
____________

 (1) There are currently 2,000,000 shares issued and outstanding. In connection with the spin-off, we estimate that ATDN will issue approximately 1,082,060 shares to ATDN shareholders. As a result, ATDN will cancel and return to authorized shares a total of approximately 917,940 shares, giving the ATDN shareholders one hundred percent ownership of us. However, because ATDN will be rounding up fractional shares, we will not know the final share numbers until March XX, 2009 , the record date of the transaction.

Certain Market Information

There currently exists no public trading market for our common stock.  We do not intend to develop a public trading market until the spin-off has been completed.  There can be no assurance that a public trading market will develop at that time or be sustained in the future.  Without an active public trading market, you may not be able to liquidate your shares without considerable delay, if at all. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operations.  Factors we discuss in this prospectus, including the many risks associated with an investment in our company, may have a significant impact on the market price of our common stock.  Also, because of the relatively low price of our common stock, many brokerage firms may not effect transactions in the common stock.

Upon effectiveness of this Form S-1, we plan to apply for quotation of the Common Stock on the OTC Bulletin Board operated by the National Association of Securities Dealers, Inc.  Art Dimensions will have 1,082,060 shares of common stock issued and outstanding.

Art Dimensions has never paid a dividend on its common stock. We do not anticipate paying any dividends on our common stock in the foreseeable future. Management anticipates that earnings, if any, will be retained to fund our working capital needs and the expansion of our business. The paying of any dividends is in the discretion of the Board of Directors.

Following the spin-off, we believe that there will be approximately one hundred stockholders of record.

Selected Financial Data

Set forth below is our selected financial data as of and for the period ended September 30, 2008. This financial information is derived from our consolidated financial statements and related notes included elsewhere in this prospectus and is qualified by reference to these consolidated financial statements and the related notes thereto.

Balance Sheet Data	For the Period Ended September 30, 2008

Total assets	$34,070

Current assets	$34,070

Current liabilities	$34,442

Shareholders' equity	(372)

Operating Statement Data	For the Period Ended September 30, 2008

Revenues	$87,861

Net income (loss)	(5,779)

Weighted average number of common shares	2,000,000

Basic and diluted income (loss) per common share	(0.00)

Management's Discussion and Analysis of Financial Condition
and Results of Operations

Certain statements in this Management's Discussion and Analysis of Financial Condition and Results of Operations that are not historical facts are forward-looking statements such as statements relating to future operating results, existing and expected competition, financing and refinancing sources and availability and plans for future development or expansion activities and capital expenditures. Such forward-looking statements involve a number of risks and uncertainties that may significantly affect our liquidity and results in the future and, accordingly, actual results may differ materially from those expressed in any forward-looking statements. Such risks and uncertainties include, but are not limited to, those related to effects of competition, leverage and debt service financing and refinancing efforts, general economic conditions, and changes in applicable laws or regulations. The following discussion and analysis should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this report.

     We have been in operations for less than one year. Accordingly, management does not consider the historical results of operations to be representative of our future results of operation.  We operate an art consulting, marketing in addition to advising artists in their business dealings. Secondarily, and as an adjunct to our primary purpose, we will also earn revenue from the sale of art and interior design products. We anticipate that the sale of products will primarily be to our artist clients but may also incidentally be to the general public. See “Business” below.

Results of Operations

We operate an art consulting, marketing in addition to advising artists in their business dealings. Secondarily, and as an adjunct to our primary purpose, we also earn revenue from the sale of art and interior design products. We anticipate that the sale of products will primarily be to our artist clients but may also incidentally be to the general public. We earn revenue from the sale of art products and consulting services, but do not separate sales into different operating segments.

For the period ended September 30, 2008, our accountants have expressed doubt about our ability to continue as a going concern as a result of our loss from operations and the requirement of significant future expenditures in connection with general and administrative expenses.

From our inception on January 29, 2008 through September 30, 2008, we generated $87,861 in revenue, of which all revenue was from one client. We do not expect this sale to be to a recurring customer, since this was for the one-time sale of a product . This is not a full fiscal year. As a result we have a limited operating history upon which to evaluate our business. We had a net loss of $5,779 for this period.

Our cost of goods sold was $84,942 for the period from our inception on January 29, 2008  through September 30, 2008, which gave us a gross profit of $2,919.

    Operating expenses, which include general and administrative expenses, for the period from our inception on January 29, 2008 through September 30, 2008 were $8,698. The major component of general and administrative expenses included a one-time charge for our warrant issue.

    As a result of the foregoing, we had a net loss of $5,779 for the period from our inception on January 29, 2008 through September 30, 2008.

    Because we do not pay salaries, and our major professional fees have been paid for the year, operating expenses are expected to remain fairly constant.

We expect to incur operating losses in future periods because we will be incurring expenses and not generating sufficient revenues. We believe that we will be required to make significant future expenditures in connection with marketing efforts along with general administrative expenses . We expect approximately to range between $30,000 and $50,000 in operating costs through December 31, 2009. We cannot guarantee that we will be successful in generating sufficient revenues or other funds in the future to cover these operating costs. Failure to generate sufficient revenues or additional financing when needed could cause us to go out of business.

Liquidity and Capital Resources.

As of September 30, 2008, we had cash or cash equivalents of $1,282.

Net cash provided by operating activities was $1,282, from our inception on January 29, 2008  through September 30, 2008.

Cash flows used in investing activities were $-0- from our inception on January 29, 2008  through September 30, 2008.

Cash flows provided by or used for financing activities were $-0- from our inception on January 29, 2008  through September 30, 2008.

 Over the next twelve months we do not expect any material capital costs to develop operations. We do not plan to purchase real estate or large capital items. We plan to buy office equipment to be used in our operations.

We believe that we have sufficient capital in the short term for our current level of operations. This is because we believe that we can attract sufficient product sales and services within our present organizational structure and resources to become profitable in our operations. Additional resources would be needed to expand into additional locations, which we have no plans to do at this time.

On June 1, 2008, an organization named Spyglass Investment Partnership (“Spyglass “) agreed to provide operating capital in the form of a loan of $250,000 to cover operating expenses.  This loan is evidenced by an unsecured promissory note which is due May 31, 2009, with a possible extension ending May 31, 2010. We do not know how long will be required to rely upon our loan from Spyglass. We plan to repay any loan amounts from our operations. If we are unable to develop sufficient revenues or raise funds to cover any operating deficit after May 31, 2009, our business may fail. We do not anticipate needing to raise additional capital resources in the next twelve months, other than our loan from Spyglass. It should be noted that Spyglass is under no obligation to lend us funds under the term of the note. We have no indication that Spyglass would refuse to lend us funds if we should ask. However, if such funds were unavailable when needed, we would have a choice to substitute lenders, use operations for our funds, or go out of business.

    We believe that the combination of revenues and funds which Spyglass can provide to offset any revenue shortfall will sustain us at least through May 31, 2009. We estimate that we must generate between $40,000 and $55,000 in gross profit to be profitable.  We do not know when we will be able to generate this level of gross profit. Our principal source of liquidity will be our operations. We expect variation in revenues to account for the difference between a profit and a loss. Also business activity is closely tied to the U.S. economy, particularly the economy in Denver, Colorado. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to successfully develop our business and our ability to generate revenues.

 In any case, we try to operate with minimal overhead. Our primary activity will be to seek to develop clients for our products and services and, consequently, our sales. If we succeed in developing clients for our products and services and generating sufficient sales, we will become profitable. We cannot guarantee that this will ever occur. Our plan is to build our company in any manner which will be successful.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements with any party.

Critical Accounting Policies

Our discussion and analysis of results of operations and financial condition are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, sales and expenses, and related disclosure of contingent assets and liabilities. We evaluate our estimates on an ongoing basis, including those related to provisions for uncollectible accounts receivable, inventories, valuation of intangible assets and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We have identified the following policies below as critical to our business and results of operations.

Revenue is recognized on an accrual basis as earned under contract terms, the product or service price to the client is fixed or determinable, and collectibility is reasonably assured. More specifically, revenue is recognized when ordered products are shipped, and any corresponding consulting and design services have been rendered. Services performed under contract, which may vary in length, are recognized on an ongoing basis over the life of the contract as services are performed. Our consulting service contracts generally allow either party to terminate the contract upon reasonable notice.

General and administrative costs include those costs allocated to the ongoing expenditures of running our business including in general such items as office overhead, professional fees and management compensation.

 For further discussion on the application of these and other accounting policies, see Note 1 to the accompanying audited financial statements for the period ended September 30, 2008, included elsewhere in this document. Our reported results are impacted by the application of the following accounting policies, certain of which require management to make subjective or complex judgments. These judgments involve making estimates about the effect of matters that are inherently uncertain and may significantly impact quarterly or annual results of operations. For all of these policies, management cautions that future events rarely develop exactly as expected, and the best estimates routinely require adjustment. Specific risks associated with these critical accounting policies are described in the following paragraphs.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

We have had revenue during the period ended September 30, 2008.  Anticipated future operating revenue will come from art consulting, marketing and agent representation services provided to individuals whom are in the business of selling art.  Such revenues will be recorded as the art services are performed.

Secondarily, and as an adjunct to our primary purpose, we  also earn revenue from the sale of art and interior design products. We anticipate that the sale of products will primarily be to our artist clients but may also incidentally be to the general public.

Plan of Operation for November 1, 2008 to December 31, 2009.

We operate an art consulting, marketing in addition to advising artists in their business dealings.  Secondarily, and as an adjunct to our primary purpose, we also earn revenue from the sale of art and interior design products. We anticipate that the sale of products will primarily be to our artist clients but may also incidentally be to the general public. Our operating costs are expected to range between $30,000 and $50,000 through December 31, 2009. These operating costs include insurance, taxes, utilities, maintenance, contract services and all other costs of operations. However, the operating costs and expected revenue generation are difficult to predict.  We expect to generate additional revenues in the next twelve months by providing art consulting, marketing and agent representation services to individuals whom are in the business of creating, producing or selling art.  Since there can be no assurances that revenues will be sufficient to cover operating costs for the foreseeable future, it may be necessary to raise additional funds. Due to our lack of operating history, raising additional funds may be difficult.  On June 1, 2008, an organization named Spyglass Investment Partnership (“Spyglass “) agreed to provide operating capital in the form of a loan of $250,000 to cover operating expenses.  This loan is evidenced by an unsecured promissory note which is due May 31, 2009, with a possible extension ending May 31, 2010. If we are unable to raise funds to cover any operating deficit after fiscal year ending May 31, 2009, our business may fail.

We have begun generating revenues during the period ended September 30, 2008 and plan to continue to increase our revenues with the addition of additional clients and projects. We have no definitive agreements in place at this time for the generation of revenues, however.

Seasonality

We do not expect that our business will be seasonal with nearly all revenue generated throughout the year.

Financial Position

At September 30, 2008, we had no commitments for capital expenditures.  In June 2008, Spyglass Investment Partnership agreed to provide operating capital in the form of a loan of $250,000 to cover operating expenses. This loan is evidenced by an unsecured promissory note which is due May 31, 2009, with a possible extension ending May 31, 2010.  Management estimates it will take approximately $30,000 - $50,000 through December 31, 2009 to fund operations. Since we have a limited operating history, it is uncertain whether revenue from operations will be sufficient to cover our operating expenses. We have no firm commitment for funding after fiscal year 2009. If we are unable to raise funds to cover any operating deficit after fiscal year ending December 31, 2009, our business may fail.

Trends

There are no known trends, events or uncertainties that have had or that are reasonably expected to have a material impact on the net sales or revenues or income from our operations.  Our management has not made any commitments, which will require any material financial resources.

Business

Business Development

Art Dimensions is a wholly-owned subsidiary of Art Design, Inc.(“ATDN”).  On December ZZ, 2008, the directors of ATDN approved, subject to the effectiveness of a registration with the Securities and Exchange Commission, a spin-off to ATDN shareholders of record as of   March XX, 2009 (the “Record Date”), on a pro rata basis, with one share each of ART DIMENSIONS, Inc. to be issued for each ten shares issued and outstanding of common stock owned by such ATDN shareholders as of the Record Date.  Since ATDN’s business is related to the current activities of Art Dimensions, the ATDN directors decided it was in the best interest of ATDN and Art Dimensions and ATDN's shareholders to spin-off Art Dimensions to minimize any potential of conflict of interest by more clearly focusing each company on their own, individual business plans. Also, the management of Art Design, Inc. originally thought that the two companies would operate in a more closely-related manner. However, management of Art Design, Inc. now believes that the companies have  and distinct business plans and should not be directly tied together in order to maximize the potential success of both. ATDN’s business is primarily the sale of products with service and consulting as ancillary components. On the other hand, Art Dimensions business is to primarily service and consulting with the sale of products as an ancillary component.

The shares of Art Dimensions are owned by ATDN, who will distribute the Art Dimensions shares once the Form S-1 is effective with the Securities and Exchange Commission.  The shares will be distributed by Corporate Stock Transfer, which acts as our transfer agent.

The business of Art Dimensions is to provide art consulting and marketing services and advise or represent individuals whom are in the business of creating, producing or selling art.   Secondarily, and as an adjunct to our primary purpose, we also earn revenue from the sale of art and interior design products. We anticipate that the sale of products will primarily be to our artist clients but may also incidentally be to the general public. Most successful artists do not understand the nuances of business of art.  We expect to fill the void by helping artists place themselves in the best position to successfully reap the maximum rewards possible from their artistic talents by relying on Art Dimensions to advise them on marketing, business development and business negotiation.  We currently have operations.

  On June 1, 2008, an organization named Spyglass Investment Partnership (“Spyglass ”) agreed to provide operating capital in the form of a loan of $250,000 to cover operating expenses. This loan is evidenced by an unsecured promissory note which is due May 31, 2009, with a possible extension ending May 31, 2010.

We issued have a total of 300,000 warrants to Spyglass , exercisable at a price of $0.001 per share subject to adjustment, for a period of five years from the date of issuance. These warrants were issued as an additional inducement for Spyglass to loan us $250,000. The warrants are subject to registration rights.

Our principal executive offices are located at 3636 S. Jason Street, Englewood, Colorado 80110. Our telephone number is (303) 781-7820. We have no website.

Business

Art Dimensions provides art consulting and marketing services and advises or represent individuals who are in the business of creating, producing or selling art.   Secondarily, and as an adjunct to our primary purpose, we also earn revenue from the sale of art and interior design products. We anticipate that the sale of products will primarily be to our artist clients but may also incidentally be to the general public. Our business plan is provide both services and products to our clients. We provide art consulting, marketing services, and representation to artists, as well as to sell them or their clients interior design products.  Interior design products are readily available from a number of sources. We do not rely upon any single supplier. We estimate that we must generate between $40,000 and $55,000 in gross profit to be profitable. Our operating costs are expected to range between $30,000 and $50,000 through December 31, 2009.  These operating costs include insurance, taxes, utilities, maintenance, contract services and all other costs of operations.  However, the operating costs and expected revenue generation are difficult to predict.  We expect to generate revenues in the next twelve months from operations using referrals from ATDN and unrelated individuals and entities that associate with or work with individuals in the business of creating, producing or selling art.  Since there can be no assurances that revenues will be sufficient to cover operating costs for the foreseeable future, it may be necessary to raise additional funds.  Due to our limited operating history, raising additional funds may be difficult.  In June 2008, an organization named Spyglass agreed to provide operating capital in the form of a loan of $250,000 to cover operating expenses.  This loan is evidenced by an unsecured promissory note which is due May 31, 2009, with a possible extension ending May 31, 2010. If we are unable to raise funds to cover any operating deficit after May 31, 2009, with a possible extension to May 31, 2010, our business may fail.

We generated revenues during the period ended September 30, 2008, We plan to continue to increase our revenues with the addition of additional clients and projects. We have no definitive agreements in place at this time for the generation of revenues, however.

The consulting and marketing services we provide to artists includes, but are not limited to the following business activities such as: development of a business plan and/or marketing plan;  website analysis of the artist’s site ; how an artist should present oneself and his/her art;  how to price art for sale/exhibition;  pricing art for sale; critical essay for an exhibition catalogue; write/rewrite of an artist statement; provide custom content for an artist or gallery website and provide seminars and lectures on business aspects of art.  The business representation services we provide to artists includes but not limited to: contract review and/or negotiation and mediation and dispute resolution.  The consulting and marketing services we provide to non-artists includes the following types of activities or tasks:  advice on whether to buy or sell a work of art; advice on how to develop a collection;  consulting on estate or inheritance issues; expert witness testimony;  assistance with fundraisers or charity events; seminars and lectures on art business issues;  critical essay for an exhibition or collection catalogue and estate planning for art.

We are growing our business in the following manner. We market our services in a number of different forums. We attend different gatherings where artists and non-artist congregate such as trade shows, auctions and exhibitions.  We also market our services via the internet and at events and activities sponsored by ATDN.  Other sales channels include print media focused on art or artists or art collectors.  We also market our services via direct sales campaigns to artists and non-artists alike.  We also believe that we must provide a high level of service for our customers. We believe that it is our responsibility to make certain that our products and services are satisfying for our customers.

Operations, Management and Employees

Our plan is to concentrate our operations in the Denver, Colorado metropolitan area and online through a website.

We have two part-time employees.  As we expand, we intend to hire employees.  However, we have no present plans to do so.

Marketing and Promotion

We generate revenues in the next twelve months from our operations using referrals from ATDN and unrelated individuals and entities that operate in the art consulting and artist representation business. We also market through direct contact with prospective customers.   We also use general solicitation of customers through various forms of media advertising, including, but not limited to, print media and the internet . We have no sales representatives who solicit potential clients.

Patents and Trademarks

We do not currently have any patent or trademark protection. If we determine it is feasible to file for such trademark protection, we still have no assurance that doing so will prevent competitors from using the same or similar names, marks, concepts or appearance.

Competition

            We have a limited operating history and, therefore, will have inherent difficulty competing in the art consulting, marketing and business representation business.  Our performance depends, in large part, on our ability to engage with successful artists to perform consulting and marketing services and advise or represent individuals whom are in the business of creating, producing or selling art.  The art consulting business is highly fractured with respect to price and services offered.  There are a handful of competitors that represent the very successful artists.  Many of these firms are well-established, including national, regional and local organizations possessing substantially greater financial, marketing, personnel and other resources than we do.  There can be no assurance that we will be able to respond to various competitive factors affecting the art industry and be able to attract and advise our clients accordingly.  There is very little competition for up and coming artists, but the demand for consulting, marketing and agent representation services is hard to gauge.  We believe that this market is underserved, but most artists are not used to treating their vocation as a business and may not believe they need our services.  If we are unable to develop an economical model to serve this market we will not be profitable.  We cannot guarantee that we will be able to successfully compete in the highly competitive high-end or poorly served low-end markets.  We cannot expect to be a significant factor in the collectibles field in the foreseeable future.

Effect of Governmental Regulations: Compliance with Environmental Laws

We do not believe that we are subject to any material government or industry regulation.

Property

We currently use the offices of ATDN. We plan to occupy separate office facilities and obtain office furniture and equipment after the spin-off. We own no real estate nor have plans to acquire any real estate.

Legal Proceedings

We are not a party to any material legal proceedings, nor is our property the subject of any material legal proceeding.

Management

Directors, executive officers and key employees

Name:	Age	Position:

Rebecca Gregarek	52	President and Director

Kathy Sheehan	44	Secretary-Treasurer and Director

Rebecca Gregarek was appointed the President and a Director of our company on January 29, 2008.  She has been involved in the interior design business in various capacities since 1975. She has been a Director of ATDN since May, 2007.  From 2005 to the present, she has also been an Interior Design Consultant with By Design Group, Englewood, Colorado. From 2001-2005, she was associated with Home Builders Flooring, LLC- HBF Designs, Denver, Colorado.  This group worked at the Shea Design Center in Highlands Ranch, Colorado to develop custom window Coverings and after-market sales for new home buyers.  She oversaw a sales team in training and developing marketing and advertising strategies.  Her group won the JD Powers Award for customer satisfaction for 2001, 2002 and 2003.  Ms. Gregarek does not hold an academic degree but attended Arapahoe Community College, with courses in Interior Design.  She is a Certified Window Fashion Designer and a member of American Society of Interior Designers.  She will devote approximately 20 hours per month to carry out her responsibilities for us and approximately 10 hours per month to carry out her duties as a member of the ATDN Board of Directors.

    Kathy Sheehan has been the Secretary-Treasurer, Chief Financial Officer and a Director of our company since inception January 29, 2008. She has been the President Chief Executive Officer, Treasurer, Chief Financial Officer and a Director of ATDN. since inception in January, 2002. She has also been the Chief Financial Officer, director and principal owner of Accessory Warehouse, Inc., a private company in the wholesale art framing manufacturing and home furnishing warehouse business, located in Denver, Colorado, from 1992 to the present. She attended Front Range Community College from 1980 to 1983. She has completed the Dale Carnegie Leadership Course. She will devote a minimum of 10 hours per month to our operations and approximately 40 hours per month to carry out her duties as an officer and director of ATDN..

Neither can be considered to be an independent director. We do not presently have the resources to hire one or more independent directors but plan to do so as soon as we are able.

Committees of the Board of Directors

Currently, we do not have any committees of the Board of Directors.

Director and Executive Compensation

            No compensation has been paid and no stock options granted to any officer or director in the last three fiscal years.

Employment Agreements

We have no written employment agreements with our executive officer.

Equity Incentive Plan

We have not adopted an equity incentive plan, and no stock options or similar instruments have been granted to any of our officers or directors.

Indemnification and Limitation on Liability of Directors

Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted by Colorado law. Specifically, our directors will not be personally liable to our company or any of its shareholders for monetary damages for breach of fiduciary duty as directors, except liability for (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of Colorado Revised Statutes Section 7-106-401 or the articles of incorporation if it is established that the director did not perform his duties in compliance with Colorado Revised Statutes Section 7-108-401, provided that the personal liability of a director in this circumstance shall be limited to the amount of distribution which exceeds what could have been distributed without violation of Colorado Revised Statutes Section 7-106-401 or the articles of incorporation; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit. Nothing contained in the provisions will be construed to deprive any director of his right to all defenses ordinarily available to the director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Certain Relationships and Related Transactions

On June 1, 2008, an organization named Spyglass Investment Partnership (“Spyglass ”) agreed to provide operating capital in the form of a loan of $250,000 to cover operating expenses. The husband of Mrs. Gregarek, our President, is an owner of Spyglass. This loan is evidenced by an unsecured promissory note which is due May 31, 2009.  The maturity date of this note may be extended at the option of Spyglass for a period of one year following the maturity date provided Spyglass  receives a renewal fee equal to 1.5% of the then outstanding principal balance due. However, the maturity date of this note will not be extended past May 31, 2010.  The note is at an interest rate of 15% per annum, with interest payments to be made every ninety days, beginning ninety days for the date of the promissory note. The transaction was reviewed and approved by our director, Mrs. Sheehan, who has no interest in Spyglass.  At September 30, 2008 no amounts had been borrowed by the Company under this agreement, nor is the lending party under any binding obligation to lend to the Company.

We issued have a total of 300,000 warrants to Spyglass, exercisable at a price of $0.001 per share subject to adjustment, for a period of five years from the date of issuance. These warrants were issued as an additional inducement for Spyglass to loan us $250,000.  The warrants are subject to registration rights. The husband of Mrs. Gregarek, our President, is an owner of Spyglass.

Once the spin-off distribution is affected, Todd Sheehan and Kathy Sheehan, will own and control 515,000 shares of stock thereby controlling approximately 47.6% of our issued and outstanding shares of common stock.

We use the offices of ATDN. No expense provision for this use has been provided since it has been determined that it is immaterial.

Principal Stockholders

The following table sets forth, as of September 30, 2008, information regarding the anticipated future ownership of our common stock after the spin-off by:

*	persons who own more than 5% of our common stock;
*	each of our directors and each of our executive officers; and
*	all directors and executive officers as a group.

We had 2,000,000 shares issued and outstanding as of September 30, 2008.  The following table reflects our stock ownership assuming the completion of the spin-off of our shares to the shareholders of record of ATDN declared March XX, 2009 to be effective March YY, 2009 . Each person has sole voting and investment power with respect to the shares shown, except as noted. In connection with the spin-off, we estimate that ATDN will issue approximately 1,082,060 shares to ATDN shareholders. As a result, ATDN will cancel and return to authorized shares a total of approximately 917,940 shares, giving the ATDN shareholders one hundred percent ownership of us. However, because ATDN will be rounding up fractional shares, we will not know the final share numbers until March XX, 2009 , the record date of the transaction. For the purposes of this table, we have used 1,382,060 shares as the total issued and outstanding, to include the Spyglass warrants.

Name and Address of Beneficial Owner	No. of Common Shares	Percentage of Ownership

Todd and Kathy Sheehan (1)	515,000	37.3%
3636 S. Jason Street
Englewood, CO 80110

Rebecca Gregarek (2)	635,000	46%
3636 S. Jason Street
Englewood, CO 80110

Sanders Huttner Partnership	70,000	5.06%
651 Bering Dr. #2002
Houston, Texas 77057

All Officers and Directors as a Group	1,150,000	83.3%
(two persons) (3)
___________________

(1) Kathy and Todd Sheehan are husband and wife. Kathy Sheehan owns 2,550,000 shares of record of ATDN. Todd Sheehan owns 2,450,000 shares of record of ATDN. The minor children of Mr. and Mrs. Sheehan own a total of 150,000 shares of record of ATDN.

(2) Rebecca Gregarek owns 3,200,000 shares of record of ATDN. Her husband owns 100,000 shares of record of ATDN. Her minor child owns 50,000 shares of record of ATDN.  Her adult child owns 50,000 shares of record of ATDN, for which she disclaims beneficial ownership. Her husband, David, is a part owner of Spyglass, which has loaned funds to us and which has a warrant to purchase 300,000 shares of our common stock, which is included in this table.

(3) Shares held by all officers and directors as a group are also being beneficially held by other individuals.

Federal Income Tax Considerations

General

The following discusses U.S. federal income tax consequences of the spin-off transactions to ATDN stockholders who hold ATDN common stock as a capital asset. The discussion which follows is based on the Internal Revenue Code, Treasury Regulations issued under the Internal Revenue Code, and judicial and administrative interpretations of the Code, all as in effect as of the date of this Prospectus, all of which are subject to change at any time, possibly with retroactive effect. This summary is not intended as a complete description of all tax consequences of the spin-off, and in particular may not address U.S. federal income tax considerations applicable to ATDN stockholders who are subject to special treatment under U.S. federal income tax law. Stockholders subject to special treatment include, for example:

*
foreign persons (for income tax purposes, a non-U.S. person is a person who is not a citizen or a resident of the United States, or an alien individual who is a lawful permanent resident of the United States, or meets the substantial presence residency test under the federal income tax laws, or a corporation, partnership or other entity that is not organized in or under the laws of the United States or any state thereof or the District of Columbia),

*	financial institutions,

*	dealers in securities,

*	traders in securities who elect to apply a market-to-market method of accounting,

*	insurance companies,

*	tax-exempt entities,

*	holders who acquire their shares pursuant to the exercise of employee stock options or other compensatory rights, and

*	holders who hold ATDN common stock as part of a hedge, straddle, conversion or constructive sale.

    Further, no information is provided in this Prospectus with respect to the tax consequences of the spin-off under applicable foreign or state or local laws.

ATDN stockholders are urged to consult with their tax advisors regarding the tax consequences of the spin-off to them, as applicable, including the effects of U.S. federal, state, local, foreign and other tax laws.

We believe that the distribution will not qualify as a tax-free distribution because we do not believe it meets the requirements of Section 355 of the Code.

Based upon the assumption that the spin-off fails to qualify as a tax-free distribution under Section 355 of the Code, then each ATDN stockholder receiving our shares of common stock in the spin-off generally would be treated as if such stockholder received a taxable distribution in an amount equal to the fair market value of our common stock when received. This would result in:

*	a dividend to the extent paid out of ATDN's current and accumulated earnings and profits at the end of the year in which the spin-off occurs; then

*
a reduction in your basis in ATDN common stock to the extent that the fair market value of our common stock received in the spin-off exceeds your share of the dividend portion of the distribution referenced above; and then

*	gain from the sale or exchange of ATDN common stock to the extent the amount received exceeds the sum of the portion taxed as a dividend and the portion treated as a reduction in basis.

*
each shareholder's basis in our common stock will be equal to the fair market value of such stock at the time of the spin-off. If a public trading market for our common stock develops, we believe that the fair market value of the shares will be equal to the public trading price of the shares on the distribution date. However, if a public trading market for our shares does not exist on the distribution date, other criteria will be used to determine fair market value, including such factors as recent transactions in our shares, our net book value and other recognized criteria of value.

Following completion of the distribution, information with respect to the allocation of tax basis among ATDN and our common stock will be made available to the holders of ATDN common stock.

Back-up Withholding Requirements

U.S. information reporting requirements and back-up withholding may apply with respect to dividends paid on and the proceeds from the taxable sale, exchange or other disposition of our common stock unless the stockholder:

*	is a corporation or comes within certain other exempt categories and, when required, demonstrates these facts; or

*
provides a correct taxpayer identification number, certifies that there has been no loss of exemption from back-up withholding and otherwise complies with applicable requirements of the back-up withholding rules.

A stockholder who does not supply ATDN with his, her or its correct taxpayer identification number may be subject to penalties imposed by the I.R.S. Any amount withheld under these rules will be creditable against the stockholder's federal income tax liability. Stockholders should consult their tax advisors as to their qualification for exemption from back-up withholding and the procedure for obtaining such exemption. If information reporting requirements apply to the stockholder, the amount of dividends paid with respect to the stockholder's shares will be reported annually to the I.R.S. and to the stockholder.

Federal Securities Laws Consequences

Of the 1,082,060 shares of Art Dimensions common stock distributed to ATDN stockholders in the spin-off, all 1,082,060 shares will be freely transferable under the act, except for those securities received by persons who may be deemed to be affiliates of Art Dimensions under Securities Act rules. Persons who may be deemed to be affiliates of Art Dimensions after the spin-off generally include individuals or entities that control, are controlled by or are under common control with Art Dimensions, such as our directors and executive officers.

Persons who are affiliates of Art Dimensions generally will be permitted to sell their shares of Art Dimensions common stock received in the spin-off only pursuant to Rule 144 under the Securities Act. However, because the shares received in the spin-off are not restricted securities, the holding period requirement of Rule 144 will not apply. As a result, Art Dimensions common stock received by Art Dimensions affiliates pursuant to the spin-off may be sold if certain provisions of Rule 144 under the Securities Act are complied with (e.g., the amount sold within a three-month period does not exceed the greater of one percent of the outstanding Art Dimensions common stock or the average weekly trading volume for Art Dimensions common stock during the preceding four-week period, and the securities are sold in "broker's transactions" and in compliance with certain notice provisions under Rule 144).

Description of Securities

We are authorized to issue up to 50,000,000 shares of no par value common stock and 1,000,000 shares of preferred stock, to have such par value as may be determined from time to time. As of September 30, 2008, 2,000,000 shares of Common Stock and no shares of preferred stock were issued and outstanding.  Following the spin-off, we believe that there will be approximately one hundred stockholders of record, based upon the number of record holders of ATDN common shares as of the record date. The shares of Art Dimensions are owned by ATDN, who will distribute the Art Dimensions shares once the Form S-1 is effective with the Securities and Exchange Commission. The shares will be distributed by Corporate Stock Transfer, which acts as our transfer agent.

Common Stock

The holders of common stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting which commences with a lawful quorum is sufficient for approval of most matters upon which shareholders may or must vote, including the questions presented for approval or ratification at the Annual Meeting. However, amendment of the articles of incorporation require the affirmative vote of a majority of the total voting power for approval. Common shares do not carry cumulative voting rights, and holders of more than 50% of the common stock have the power to elect all directors and, as a practical matter, to control the company. Holders of common stock are not entitled to preemptive rights, and the common stock may only be redeemed at our election.

Preferred Stock

We are authorized to issue up to 1,000,000 shares of preferred stock. Our preferred shares have such par value as may be determined from time to time and are entitled to such, rights, references and limitations as determined by our board of directors. At the present time, no rights, preferences or limitations have been established for our preferred shares.

Although we currently do not have any plans to issue shares of preferred stock or to designate any series of preferred stock, there can be no assurance that we will not do so in the future. As a result, we could authorize the issuance of a series of preferred stock which would grant to holders preferred rights to our assets upon liquidation, the right to receive dividend coupons before dividends would be declared to common stockholders, and the right to the redemption of such shares, together with a premium, prior to the redemption to common stock. Our common stockholders have no redemption rights. In addition, our Board could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

Warrants

We have issued a total of 300,000 warrants to Spyglass , exercisable at a price of $0.001 per share subject to adjustment, for a period of five years from the date of issuance. These warrants were issued as an additional inducement for Spyglass  to loan us $250,000. The warrants are subject to registration rights.

We issued have a total of 50,000 warrants to David Wagner & Associates, P.C. , exercisable at a price of $0.001 per share subject to adjustment, for a period of five years from the date of issuance. These warrants were issued as an additional legal fee to our law firm. The warrants are subject to registration rights.

Options

We have not issued any options or other derivative securities.

Transfer Agent

The stock transfer agent for our securities is Corporate Stock Transfer of Denver, Colorado.  Their address is 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.  Their phone number is (303) 282-4800.

Reports to Stockholders

We will to furnish annual reports to stockholders which will include audited financial statements reported on by our independent certified public accountants.  In addition, we will provide unaudited quarterly or other interim reports to stockholders to fulfill the reporting requirements under the Securities Exchange Act of 1934, as amended .

Legal Matters

The law firm of David Wagner & Associates, P.C. of Greenwood Village, Colorado has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering. After the spin-off, an affiliate of this firm will own 20,000 shares of our common stock.  We also issued have a total of 50,000 warrants to David Wagner & Associates, P.C. , exercisable at a price of $0.001 per share subject to adjustment, for a period of five years from the date of issuance.  The warrants are subject to registration rights.

Experts

The financial statements of Art Dimensions as of and for the period ended September 30, 2008 included herein and elsewhere in the Registration Statement have been audited by Ronald R. Chadwick, P.C. independent certified public accountants, to the extent set forth in their report appearing herein and elsewhere in the Registration Statement. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

Where You Can Find More Information

You may read and copy any document we file at the Commission's Public Reference Room in Washington, D.C. The Public Reference Room is located in Room 1580, 100 F Street N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. You can also obtain copies of our Commission filings by going to the Commission's website at http://www.sec.gov.

We have filed with the Commission a Registration Statement on Form S-1 to register the shares of our common stock to be distributed in the spin-off.  This prospectus is part of that Registration Statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the Registration Statement. For further information about our company or our common stock, you may refer to the Registration Statement and to the exhibits filed as part of the Registration Statement.

We are not currently subject to the informational filing requirements of the Exchange Act. However, as a result of this offering, we will become subject to these requirements and will file periodic reports, including annual reports containing audited financial statements, reports containing unaudited interim financial statements, quarterly and special reports, proxy statements and other information with the Commission.  We will provide without charge to each person who receives this prospectus, copies of our reports and other information which we file with the Commission.  Your request for this information should be directed to our President, Rebecca Gregarek, at our corporate office in Denver, Colorado.  You can also review this information at the public reference rooms of the Commission and on the Commission's website as described above.

ART DIMENSIONS, INC.

FINANCIAL STATEMENTS
with

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

September 30, 2008

ART DIMENSIONS, INC.
(A Development Stage Company)
 Financial Statements

TABLE OF CONTENTS

Page

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM	F-1

FINANCIAL STATEMENTS

Balance sheet	F-2
Statement of operations	F-3
Statement of stockholders’ equity	F-4
Statement of cash flows	F-5
Notes to financial statements	F-7

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Art Dimensions, Inc.
Denver, Colorado

I have audited the accompanying balance sheet of Art Dimensions, Inc. (a development stage company) as of September 30, 2008, and the related statements of operations, stockholders' equity and cash flows for the period from January 29, 2008 (inception) through September 30, 2008. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Art Dimensions, Inc. as of September 30, 2008, and the results of its operations and its cash flows for the period from January 29, 2008 (inception) through September 30, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements the Company has suffered a loss from operations and has a stockholders’ deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado                                                                                                /s/ Ronald R. Chadwick, P.C.
November 19, 2008                                                                                          RONALD R. CHADWICK, P.C.

ART DIMENSIONS, INC.
(A Development Stage Company)
BALANCE SHEET

Sept. 30, 2008
ASSETS

Current assets
Cash	$1,282
Accounts receivable	32,788
Total current assets	34,070

Total Assets	$34,070

LIABILITIES &
STOCKHOLDERS' EQUITY

Current liabilities
Related party payables	$34,442
Total current liabilities	34,442

Total Liabilities	34,442

Stockholders' Equity
Preferred stock, no par value;
1,000,000 shares authorized;
no shares issued and outstanding	-
Common stock, no par value;
50,000,000 shares authorized;
2,000,000 shares issued and outstanding	2,000
Additional paid in capital	3,407
Deficit accumulated during the dev. stage	(5,779)

Total Stockholders' Equity	(372)

Total Liabilities and Stockholders' Equity	$34,070

The accompanying notes are an integral part of the financial statements.

ART DIMENSIONS, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS

Period From
Jan. 29, 2008
(Inception)
Through
Sept. 30, 2008

Sales - net of returns	$87,861
Cost of goods sold - related party	84,942

Gross profit	2,919

Operating expenses:
Compensatory equity issuances	5,407
General and administrative	3,291
8,698

Gain (loss) from operations	(5,779)

Other income (expense):
-

Income (loss) before
provision for income taxes	(5,779)

Provision for income tax	-

Net income (loss)	$(5,779)

Net income (loss) per share
(Basic and fully diluted)	$(0.00)

Weighted average number of
common shares outstanding	2,000,000

The accompanying notes are an integral part of the financial statements.

ART DIMENSIONS, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY

				Deficit
				Accumulated
	Common Stock			During The	Stock-
		Amount	Paid In	Development	holders'
	Shares	No Par Value	Capital	Stage	Equity

Balances at Jan. 29, 2008 (Inception)	-	$-	$-	$-	$-

Compensatory stock issuances	2,000,000	2,000			2,000

Compensatory warrant issuances			3,407		3,407

Net income (loss) for the period				(5,779)	(5,779)

Balances at Sept. 30, 2008	2,000,000	$2,000	$3,407	$(5,779)	$(372)

The accompanying notes are an integral part of the financial statements.

ART DIMENSIONS, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

	Period From	Period From
	Jan. 29, 2008	Jan. 29, 2008
	(Inception)	(Inception)
	Through	Through
	Sept. 30, 2008	Sept. 30, 2008
Cash Flows From Operating Activities:
Net income (loss)	$(5,779)	$(5,779)

Adjustments to reconcile net loss to
net cash provided by (used for)
operating activities:
Accounts receivable	(32,788)	(32,788)
Related party payables	34,442	34,442
Compensatory stock issuances	2,000	2,000
Compensatory warrant issuances	3,407	3,407
Net cash provided by (used for)
operating activities	1,282	1,282

Cash Flows From Investing Activities:
	-	-
Net cash provided by (used for)
investing activities	-	-

(Continued On Following Page)

The accompanying notes are an integral part of the financial statements.

ART DIMENSIONS, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

(Continued From Previous Page)

	Period From	Period From
	Jan. 29, 2008	Jan. 29, 2008
	(Inception)	(Inception)
	Through	Through
	Sept. 30, 2008	Sept. 30, 2008

Cash Flows From Financing Activities:
	-	-
Net cash provided by (used for)
financing activities	-	-

Net Increase (Decrease) In Cash	1,282	1,282

Cash At The Beginning Of The Period	-	-

Cash At The End Of The Period	$1,282	$1,282

Schedule Of Non-Cash Investing And Financing Activities

None

Supplemental Disclosure

Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of the financial statements.

ART DIMENSIONS, INC.
(A Development Stage Company)
NOTES TO  FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Art Dimensions, Inc. (the “Company”), was incorporated in the State of Colorado on January 29, 2008. The Company is a wholly owned subsidiary of Art Design, Inc., and was formed to provide art consulting and marketing services and advise or represent individuals who are in the business of creating, producing and selling art.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income tax

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (“SFAS 109”). Under SFAS 109 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net income (loss) per share

The net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common outstanding. Warrants, stock options, and common stock issuable upon the conversion of the Company's preferred stock (if any), are not included in the computation if the effect would be anti-dilutive and would increase the earnings or decrease loss per share. The Company’s weighted average shares of 2,000,000 as reported on the Statement of Operations for the period from January 29, 2008 (inception) through September 30, 2008 does not include 350,000 common shares issuable under warrants outstanding as inclusion of those shares would be anti-dilutive.

ART DIMENSIONS, INC.
(A Development Stage Company)
NOTES TO  FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Inventories

Inventories, consisting of finished art pieces and art design work in process, are stated at the lower of cost or market (first-in, first-out method). Costs capitalized to inventory include the purchase price of materials, transportation costs, labor and design costs, and any other expenditures incurred in bringing art pieces to the point of sale and putting them in saleable condition. Costs of good sold include inventory costs for those items sold during the period.

General and administrative costs

General and administrative costs include those costs allocated to the ongoing expenditures of running the Company’s business including in general such items as office overhead, professional fees and management compensation.

Revenue recognition

Revenue is recognized on an accrual basis as earned under contract terms, the product or service price to the client is fixed or determinable, and collectibility is reasonably assured. More specifically, revenue is recognized when ordered products are shipped, and any corresponding consulting and design services have been rendered. Services performed under contract, which may vary in length, are recognized on an ongoing basis over the life of the contract as services are performed. Any partial up-front payments received under contract are recorded as a deposit liability until such time as services required under the contract are performed.   The Company’s consulting service contracts generally allow either party to terminate the contract upon reasonable notice.

Property and equipment

Property and equipment are recorded at cost and depreciated under the straight line method over each item's estimated useful life.

Financial Instruments

The carrying value of the Company’s financial instruments, as reported in the accompanying balance sheet, approximates fair value.

Stock based compensation

The Company accounts for employee and non-employee stock awards under SFAS 123(r), whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

ART DIMENSIONS, INC.
(A Development Stage Company)
NOTES TO  FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Products and services, geographic areas and major customers

The Company earns revenue from the sale of art products and consulting services, but does not separate sales into different operating segments. All sales are domestic and to external customers. All Company sales of $87,861 were to one customer.

NOTE 2. INCOME TAXES

Deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses. These loss carryovers are limited under the Internal Revenue Code should a significant change in ownership occur. The Company accounts for income taxes pursuant to SFAS 109. At September 30, 2008, the Company had approximately $2,400 in unused federal net operating loss carryforwards, which begin to expire principally in the year 2028. A deferred tax asset of approximately $470 resulting from the loss carryforward has been offset by a 100% valuation allowance. The change in the valuation allowance in fiscal year 2008 was approximately $470.

NOTE 3. NOTE AGREEMENT

The Company has entered into a note agreement with an outside party under which it may borrow up to $250,000 at 15% per annum to fund Company operations. The stated due date on any funds borrowed under the agreement is May 31, 2009, which may be extended until May 31, 2010 upon payment of a 1.5% fee. The note agreement calls for quarterly interest payments, with a rate of 24% per annum accrued on late amounts. At September 30, 2008 no amounts had been borrowed by the Company under this agreement, nor is the lending party under any binding obligation to lend to the Company.

NOTE 4. STOCK COMPENSATION

The Company issued its parent corporation 2,000,000 common shares valued at $2,000 for formation stage consulting services.

Stock options and warrants

At September 30, 2008 the Company had stock options and warrants outstanding as described below.

Non-employee stock options and warrants

The Company accounts for non-employee stock options and warrants under SFAS 123(r), whereby option and warrant costs are recorded based on the fair value of the

ART DIMENSIONS, INC.
(A Development Stage Company)
NOTES TO  FINANCIAL STATEMENTS

NOTE 4. STOCK COMPENSATION (Continued):

consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Unless otherwise provided for, the Company covers option and warrant exercises by issuing new shares.

The Company had no outstanding options or warrants at January 29, 2008. During the period from January 29, 2008 (inception) through September 30, 2008 the Company issued 350,000 common stock purchase warrants for $3,407 in services, allowing the holder to purchase one share of common stock per warrant at an exercise price of $.001, exercisable through May 13, 2013. The fair value of these warrant grants were estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: risk free interest rate of 3.52, dividend yield of 0%, expected life of 5 years, volatility of 142%. Volatility was calculated using the historical, annualized standard deviation method employing stock prices of a limited activity public entity.  As there was and is currently no trading market for the Company’s stock, it was impractical for the Company to calculate volatility using its own share price, therefore the Company used the stock price of a publicly traded company with limited activity to approximate anticipated volatility of its own shares. The trading prices of a limited activity public company was chosen to best estimate the Company’s own stock price volatility as the Company currently conducts only limited operations and there can be no guarantee of expanded operations in the future.   No warrants were exercised, expired or were cancelled during the period, leaving a September 30, 2008 balance of 350,000 non-employee stock warrants outstanding.

Employee stock options

The Company accounts for employee stock options under SFAS 123(r). Unless otherwise provided for, the Company covers option exercises by issuing new shares. There were no employee stock options issued or outstanding at September 30, 2008.

NOTE 5. CONTINGENCIES

The Company’s parent corporation, Art Design, Inc. is planning to file a registration statement with the SEC to spin-off the Company as an independent entity.

NOTE 6.  GOING CONCERN

The Company has suffered a loss from operations and in all likelihood will be required to make significant future expenditures in connection with marketing efforts along with general administrative expenses. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company may raise additional capital through the sale of its equity securities, through an offering of debt securities, or through borrowings from financial institutions. By doing so, the Company hopes through marketing efforts to generate revenues from sales of its art consulting and marketing services. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern.

Until ___________, 2009 (90 days after the date of this prospectus), all dealers affecting transactions in the shares offered by this prospectus - whether or not participating in the offering - may be required to deliver a copy of this prospectus. Dealers may also be required to deliver a copy of this prospectus when acting as underwriters and for their unsold allotments or subscriptions.
		Spin-Off of
		1,082,060 Shares
________________________		of Common Stock

TABLE OF CONTENTS		ART DESIGN, INC
		ART DIMENSIONS, INC.

Questions and Answers	4
About the Spin-Off	5
About the Prospectus Summary	4
Forward-Looking Statements	5
Summary	5
Risk Factors	6
Spin-Off and Plan of Distribution	9	Common Stock
Capitalization	11
Certain Market Information	11
Selected Financial Information	12
Management Discussion	13
Business	15
Management	16	____________________
Certain Relationships and Related Transactions	18
Principal Stockholders	17	PROSPECTUS
Federal Income Tax Considerations	19	____________________
Federal Securities Laws Consequences	20
Description of Securities	21
Transfer Agent	21
Legal Matters	22
Experts	22
Where You Can Find More Information	23	____________, 2009
Financial Statements	25

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

       The estimated expenses of the offering, all of which are to be borne by Art Dimensions, are as follows:

SEC Filing Fee	$30.00
Printing Expenses	1,000.00
Accounting Fees and Expenses	2,500.00
Legal Fees and Expenses	7,500.00
Blue Sky Fees and Expenses	200.00
Registrar and Transfer Agent Fee	500.00
Miscellaneous	270.00

Total	$12,000.00

Item 14.    Indemnification of Directors and Officers.

       Colorado corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

       Colorado corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

       The Company's Articles of Incorporation limit the liability of its officers, directors, agents, fiduciaries and employees to the fullest extent permitted by the Colorado Revised Statutes. Specifically, directors of the Company will not be personally liable to the Company or any of its shareholders for monetary damages for breach of fiduciary duty as directors, except liability for (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of Colorado Revised Statutes Section 7-106-401 or the articles of incorporation if it is established that the director did not perform his duties in compliance with Colorado Revised Statutes Section 7-108-401, provided that the personal liability of a director in this circumstance shall be limited to the amount of distribution which exceeds what could have been distributed without violation of Colorado Revised Statutes Section 7-106-401 or the articles of incorporation; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit. Nothing contained in the provisions will be construed to deprive any director of his right to all defenses ordinarily available to the director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company is aware that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 15.    Recent Sales of Unregistered Securities.

    Art Dimensions is a wholly-owned subsidiary of ATDN.

On June 1, 2008, we issued a total of 300,000 warrants to Spyglass , exercisable at a price of $0.001 per share subject to adjustment, for a period of five years from the date of issuance. These warrants were issued as an additional inducement for Spyglass  to loan us $250,000. The warrants are subject to registration rights.

On June 1, 2008, we issued have a total of 50,000 warrants to David Wagner & Associates, P.C. , exercisable at a price of $0.001 per share subject to adjustment, for a period of five years from the date of issuance. These warrants were issued as an additional legal fee to our law firm. The warrants are subject to registration rights.

In the transactions shown above, the issuance, delivery and sale of our common stock were made pursuant to the private offering exemption within the meaning of Section 4(2) of the Act because the offers were made to a limited number of people, all of whom received all material information concerning the investment and all of whom have had sophistication and ability to bear economic risk based upon their representations to us and their prior experience in such investments.

Item 16.     Exhibits and Financial Statement Schedules.

    a. The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit
Number	Description

3.1*	Articles of Incorporation
3.2*	Bylaws
4.1*	Warrant dated June 1, 2008 for Spyglass Investment Partnership
4.2*	Warrant dated June 1, 2008 for David Wagner & Associates, P.C.
5.1*	Opinion re: Legality
10.1*	Promissory note dated June 1, 2008 with Spyglass Investment Partnership
23.1	Consent of Independent Auditors
23.2*	Consent of Counsel (See Exhibit 5.1)

* Previously filed

Item 17.    Undertakings
The Registrant hereby undertakes the following:

(a) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) include any Prospectus required by Section 10(a)(3) of the Securities Act;

(ii) reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement,  and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) include any additional or changed material information of the plan of distribution.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 24 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification relative to alleged securities act violations (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, the Registrant will submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy and will be governed by the final adjudication of such issue.

(c) In determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities being registered hereunder, Registrant undertakes that in a primary offering, if any, of         securities of Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

(i) any preliminary prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 promulgated under the Securities Act ;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) any other communications that is an offer in the offering made by the Registrant to the purchaser.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),(vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness for the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

II - 4

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 30th day of January, 2009.

ART DIMENSIONS, INC., a Colorado corporation

By:	/s/ Rebecca Gregarek
Rebecca Gregarek President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: January 30, 2009	By:	/s/ Kathy Sheehan
Kathy Sheehan
Director, Treasurer, Principal Accounting Officer, and Chief Financial Officer

Date: January 30, 2009	By:	/s/ Rebecca Gregarek
Rebecca Gregarek
Director